GME Innotainment, Inc

INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA

CERT.9999

CERTIFICATE NUMBER

* 9000000000

SHARES

PAR VALUE $0.01
ORDINARY SHARES

CUSIP NO. 999999ZZ9

GME INNOTAINMENT, INC
SEAL
FLORIDA

THIS CERTIFIES THAT

** SPECIMEN **

Is The Owner Of

**** NINE BILLION AND 00/100 ****

FULLY PAID AND NON-ASSESSABLE SHARES OF THE ORDINARY SHARES PAR VALUE OF $0.01 EACH OF

GME INNOTAINMENT, INC.

TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR. WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

DATED: 01/01/2009

COUNTERSIGNED AND REGISTERED:
TRANSHARE CORPORATION
Transfer Agent

By

Authorized Signature

Yves R. Michel

YVES R. MICHEL
Chief Executive Officer & Chief Financial Officer

2849 Executive Drive, Suite 200, Clearwater, Fl. 33762
303.662.1112

CERT.9999

999999 *TEST ISSUE REF 1999 5.4375% 12/31/5*